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EXHIBIT 12.1


Earnings Per Share

Corn Products International, Inc.
Computation of Net Income
Per Share of Capital Stock

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(in thousands, except per share data)

                                                                                                    Year Ended
                                                                                                 December 31, 2001
                                                                                                -------------------
Basic
Shares outstanding at the start of the period                                                         35,268
Weighted average of new shares issued during the period                                                   --
Weighted  average of treasury shares issued during the period for exercise of stock options,
     other compensatory plans, and acquisitions                                                           53
Weighted average of treasury shares purchased during the period                                           -7
                                                                                                      ------
Average shares outstanding - basic                                                                    35,314

Effect of Dilutive Securities
Dilutive shares outstanding - Assuming dilution                                                          154
                                                                                                      ------
Average shares outstanding - assuming dilution                                                        35,468

Income from continuing operations                                                                     56,675
Net income                                                                                            56,675

Income Per Share - Basic
         Continuing operations                                                                          1.60
         Net Income                                                                                     1.60

Income Per Share - Dilutive
         Continuing operations                                                                          1.60
         Net Income                                                                                     1.60
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